Exhibit (i)

FAX: 212 848-7179 TELEX: 667290 WUI www.shearman.com	SHEARMAN & STERLING LLP 599 LEXINGTON AVENUE NEW YORK, NY 10022-6069 212 848-4000	ABU DHABI BEIJING BRUSSELS DUSSELDORF FRANKFURT HONG KONG LONDON MANNHEIM MENLO PARK MUNICH NEW YORK PARIS ROME SAN FRANCISCO SINGAPORE TOKYO TORONTO WASHINGTON, D.C.

January 28, 2004

Fidelity Securities Fund
82 Devonshire Street
Boston, MA 02109

Ladies and Gentlemen:

Fidelity Securities Fund (the "Trust") is authorized to issue and sell an unlimited number of full and fractional shares of beneficial interest of Fidelity Advisor Aggressive Growth Fund, a series of the Trust (the "Shares"), in the manner and on the terms set forth in Amendment No. 58 to the Trust's Registration Statement on Form N-1A, being filed with the Securities and Exchange Commission (File Nos. 2-93601 and 811-4118) (the "Registration Statement") together with this opinion as an exhibit thereto.

We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Trust's Declaration of Trust, as amended and restated to date, and its By-Laws, as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have also relied upon, insofar as it relates to matters of fact, a certificate of an officer of the Trust dated January 28, 2004 certifying to certain matters which form the basis for the opinions expressed below. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated January 13, 2004 of the Office of the Secretary of the Commonwealth of Massachusetts, as updated by a letter from CT Corporation System on January 27, 2004 (the "Certificate") indicating that the Trust is in good standing under the laws of the Commonwealth of Massachusetts. We have also reviewed the Registration Statement filed as of the date of this opinion.

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners

Our opinion in paragraph 1 with regard to the valid existence of the Trust in the Commonwealth of Massachusetts, its state of organization, is based solely upon the Certificate. Our opinions expressed herein are based upon present laws and facts.

Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

1. The Trust has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

2. The Trust is authorized to issue an unlimited number of full and fractional Shares.

3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Trust under the laws of the Commonwealth of Massachusetts, upon the issuance of the Shares for a consideration not less than the par value thereof, if applicable, as required by the laws of the Commonwealth of Massachusetts, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of Amendment No. 58 to the Registration Statement, and each subsequent post-effective amendment to the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that shareholders of the Trust might, under certain circumstances, be liable for transactions effected by the Trust.

January 28, 2004

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of Amendment No. 58 to the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the Commonwealth of Massachusetts.

Very truly yours,

/s/Shearman & Sterling LLP
Shearman & Sterling LLP